Exhibit (j)(11)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement (1933 Act File No. 2-27962) on Form N-1A of Eaton Vance Special Investment Trust of our report dated February 18, 2005 for Eaton Vance Institutional Short Term Income Fund included in the December 31, 2004 Annual Report to Shareholders.

     We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
April 27, 2005
Boston, Massachusetts